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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) March 4, 2002


                            PRIMA ENERGY CORPORATION
             (Exact name of Registrant as specified in its charter)

              DELAWARE                     0-9408                84-1097578
(State or other jurisdiction of         (Commission           (I.R.S. Employer
 incorporation or organization)         file number)         Identification No.)


                  1099 18TH STREET, SUITE 400, DENVER CO 80202
               (Address of principal executive offices) (Zip Code)

                                 (303) 297-2100
              (Registrant's telephone number, including area code)

                                    NO CHANGE
          (Former name or former address, if changed from last report.)







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                            PRIMA ENERGY CORPORATION
                                    FORM 8-K
                                  MARCH 4, 2002


ITEM 5.  OTHER EVENTS

         On March 4, 2002, Prima Energy Corporation, a Delaware corporation, issued a press release reporting year-end reserves, a pending sale of assets and its 2002 capital budget. Prima reported estimated net proved reserves at year-end 2001 of 115.2 billion cubic feet (bcf) of natural gas and 3.4 million barrels of oil, or 135.6 bcf of natural gas equivalents (bcfe). At the end of 2001, Prima's proved reserves were comprised of 85% natural gas and 15% oil, and 64% of such reserves were classified as developed. The present value of estimated future net revenues from proved reserves, before income taxes, using a 10% discount factor (PV10), totaled $91.9 million at December 31, 2001. A copy of the press release is attached hereto as Exhibit 99.1

         The pending property sale related to the company's Stones Throw CBM project in the northern Powder River Basin, along with associated gathering system facilities and approximately 35,000 net undeveloped acres in the Stones Throw area. The purchase and sale agreement executed with a private energy company provided for a $13.7 million sales price, effective January 1, 2002, and the transaction closed on March 5, 2002. Prima does not anticipate reporting a gain or loss on the transaction, consistent with full cost accounting rules prescribed by the Securities and Exchange Commission. Proceeds will be credited against the carrying value of the company's assets.

         Excluding acquisitions, Prima has established a budget for capital investments in 2002 aggregating between $25 million and $30 million, which compares to total net capital expenditures in 2001 of approximately $37 million. The initial projected allocation of the company's 2002 capital budget is approximately: 50% for exploitation of CBM properties in the Powder River Basin; 25% for development of properties in the Denver Basin; 15% for higher-risk exploration activities; and 10% for other operations, including oilfield service companies.



ITEM 7C.   EXHIBITS

         The following exhibit is filed herewith pursuant to the provisions of
Item 601 of Regulation S-K.

          Exhibit
         Table No.         Document                                    Exhibit No.
         ---------         --------                                    -----------
            99             Prima Energy Corporation Press                  99.1
                           Release dated March 4, 2002




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           PRIMA ENERGY CORPORATION
                                                  (Registrant)



Date     March 11, 2002                    By /s/ Neil L. Stenbuck
    ------------------------                  ----------------------------------
                                              Neil L. Stenbuck,
                                              Executive Vice President - Finance







                                       3
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                                 EXHIBIT INDEX

          Exhibit
            No.            Document                                    Exhibit No.
          -------          --------                                    -----------
            99             Prima Energy Corporation Press                  99.1
                           Release dated March 4, 2002